UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 15, 2026

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55572	47-2594704
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

7375 Commercial Way, Suite 125
Henderson, NV 89011
(Address of principal executive offices) (zip code)

(702) 463-1004
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement.

Acquisition of Adli Gummies Inc. and the Imaraïs Beauty Brand

On May 15, 2026, we entered into an Acquisition Agreement (the “Acquisition Agreement”) with Adli Gummies Inc., an Ontario corporation which does business as Imaraïs Beauty (“Adli”), and its shareholders. Pursuant to the Acquisition Agreement, through our wholly-owned subsidiary Healthy Extracts Canada Inc., a British Columbia corporation (“HE Canada”), we acquired one-hundred percent (100%) of the outstanding membership interests of Adli, which became our wholly-owned subsidiary. As consideration for the purchase, we issued (i) a secured promissory note in the amount of $165,000 to Aaron Hefter (“Hefter”), the largest shareholder of Adli, (ii) a secured promissory note in the amount of $629,000 to the rest of the Adli shareholders, (iii) 2,159,520 shares of Class B common stock of HE Canada (the “HE Canada Shares”) to Hefter, and (iv) 840,480 shares of our common stock to the rest of the Adli shareholders. The HE Canada Shares are exchangeable at the option of Hefter for shares of our common stock on a one-for-one basis. Combined with the cancellation of 3,000,000 shares of our common stock held by our Director and Chief Executive Officer Donald Swanson in connection with the transaction, and assuming the exchange of the HE Canada Shares for shares of our common stock, the total shares issued pursuant to the Acquisition Agreement constitute approximately 17.76% of our total issued and outstanding shares of common stock.

In connection with, and as a material term of, the transaction, we entered into a Consulting Agreement with Hefter to serve as our Chief Brand Officer.

Section 2 – Financial Information

Item 2.01Completion of Acquisition or Disposition of Assets.

See the description of the Acquisition of Adli Gummies Inc. in Item 1.01.

Section 3 – Securities and Trading Markets

Item 3.02Unregistered Sales of Equity Securities.

See the description of the Acquisition of Adli Gummies Inc. in Item 1.01.

In connection with the transaction, effective as of May 15, 2026 and as consideration for the purchase, we issued 2,159,520 shares of Class B common stock of HE Canada (the “HE Canada Shares”) to Hefter, and 840,480 shares of our common stock to the rest of the Adli shareholders. The HE Canada Shares are exchangeable at the option of Hefter for shares of our common stock on a one-for-one basis. Combined with the cancellation of 3,000,000 shares of our common stock held by our Director and Chief Executive Office Donald Swanson in connection with the transaction, and assuming the exchange of the HE Canada Shares for shares of our common stock, the total shares issued pursuant to the Acquisition Agreement constitute approximately 17.76% of our total issued and outstanding shares of common stock. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, there was no solicitation, and the shareholders are sophisticated shareholders.

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the description of the Acquisition of Adli Gummies Inc. in Item 1.01.

In connection with, and as a material term of, the transaction, effective on May 15, 2026 Aaron Hefter was appointed as our Chief Brand Officer.

Aaron Hefter, age 45, was appointed as our Chief Brand Officer on May 15, 2026. Mr. Hefter has been the Chief Executive Officer of Adli Gummies Inc. since August 2020 and Co-Chief Executive Officer of Nutrabolics Inc. since October 2022.

Hefter is a highly accomplished entrepreneur, executive, and product innovator with more than two decades of experience in the global nutraceutical, wellness, and sports nutrition industries. He currently serves as CEO and lead formulator of the rapidly growing ingestible beauty and wellness company he co-founded alongside globally recognized fitness and wellness icon Sommer Ray. Under his leadership, Imaraïs Beauty has emerged as a disruptive force within the health and beauty sector by combining science-backed formulations, innovative delivery systems, and culturally driven branding that resonates with modern consumers. Throughout his career, Hefter has formulated more than 100 nutraceutical products that have collectively generated over $200 million in sales across multiple wellness and performance categories. His expertise spans product development, formulation science, international brand expansion, manufacturing strategy, retail growth, and consumer health innovation. He is widely recognized for his ability to identify emerging market trends and develop premium, science-driven products that deliver measurable consumer results. Hefter is also the co-CEO of one of the world’s leading sports nutrition brands. Since its founding, Nutrabolics has grown into a globally recognized premium supplement company distributed across six continents and more than 50 countries, including Canada, the United States, Australia, Brazil, Egypt, Indonesia, and numerous international markets. The company has built a reputation for producing cutting-edge, scientifically validated sports nutrition products designed for professional athletes, fitness enthusiasts, and health-conscious consumers worldwide. Under Hefter’s leadership, Nutrabolics established itself as an innovation-driven organization focused on precision nutrition, advanced ingredient science, and high-performance supplementation. The company’s commitment to research, purity, efficacy, and consumer education has allowed it to maintain a strong international presence while adapting to the evolving demands of the global wellness marketplace. Hefter’s entrepreneurial accomplishments and industry influence have earned widespread recognition, including being named a finalist for the 2024 Beauty Independent Beacon Awards “Brand Builder of the Year,” finalist for the Ernst & Young Entrepreneur of the Year Award in 2015, recipient of Business in Vancouver’s “Top Forty Under 40” recognition in 2014, and being named one of the most influential individuals in sports nutrition by DXL Magazine in 2007. Known for blending scientific innovation with powerful brand development, Aaron Hefter continues to play a significant role in shaping the future of nutraceuticals, ingestible beauty, sports nutrition, and functional wellness products on a global scale.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of business or funds acquired.

The financial statements required by this Item will be filed in an amendment to this Current Report not later than 71 days after the date that this Current Report was required to be filed.

(b)Pro forma financial information.

The financial statements required by this Item will be filed in an amendment to this Current Report not later than 71 days after the date that this Current Report was required to be filed.

(d)Exhibits

Exhibit No.	Name and/or Identification of Exhibit

10.1	Acquisition Agreement dated May 15, 2026

10.2	Secured Promissory Note dated May 16, 2026 in the principal amount of $165,000

10.3	Secured Promissory Note dated May 15, 2026 in the principal amount of $629,000

10.4	Consulting Services Agreement with Aaron Hefter dated May 15, 2026

10.5	Exchange Agreement dated May 15, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: May 18, 2026	/s/ Kevin “Duke” Pitts
By:Kevin “Duke” Pitts
Its:President